Exhibit 99

Form 3 Joint Filer Information

Name:   Delphi Ventures V, L.P.

Address:   3000 Sand Hill Road
           Building 1, Suite 135
           Menlo Park, CA 94025

Designated Filer:   Delphi Management Partners V, LLC

Issuer & Ticker Symbol:   Thermage, Inc. (THRM)

Date of Event Requiring Statement:   11/09/2006

Signature:   /s/ David L. Douglass, Managing Member for Delphi Management Partners V, LLC,
as general partner of Delphi Ventures V, L.P.

Name:   Delphi BioInvestments V, L.P.

Address:   3000 Sand Hill Road
           Building 1, Suite 135
           Menlo Park, CA 94025

Designated Filer:   Delphi Management Partners V, LLC

Issuer & Ticker Symbol:   Thermage, Inc. (THRM)

Date of Event Requiring Statement:   11/09/2006

Signature:   /s/ David L. Douglass, Managing Member for Delphi Management Partners V, LLC,
as general partner of Delphi BioInvestments V, L.P.